Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2016 RESULTS

Houston, April 28, 2016 – Superior Energy Services, Inc. (the “Company”) today announced an adjusted net loss from continuing operations for the first quarter of 2016 of $74.4 million, or $0.49 per share, excluding a pre-tax charge of $15.3 million for restructuring costs, on revenue of $413.1 million. This compares to an adjusted net loss from continuing operations of $61.3 million, or $0.41 per share, excluding special items, for the fourth quarter of 2015, on revenue of $545.2 million, and a net loss from continuing operations of $1.5 million, or $0.01 per share, for the first quarter of 2015, on revenue of $917.2 million. The reported loss from continuing operations for the first quarter of 2016 was $84.5 million, or $0.56 per share.

David Dunlap, President and CEO, commented, “As expected, oil and gas operating activity continued to weaken during the first quarter, particularly in U.S. land markets. Pricing and utilization continued to decline across many of our product lines as our customers adjusted their spending levels in response to very low crude oil prices experienced during January and February.

“During the quarter, we continued to work on our cost structure and to position the Company for maximum responsiveness when a recovery occurs. Until that recovery arrives, our focus is to maintain our financial and operational flexibility, preserve our current liquidity and improve our long-term competitive position.”

First Quarter 2016 Geographic Breakdown

U.S. land revenue was $190.1 million in the first quarter of 2016, a 22% decrease as compared with revenue of $243.5 million in the fourth quarter of 2015 and a 67% decrease compared to revenue of $576.3 million in the first quarter of 2015. Gulf of Mexico revenue was $113.4 million, a sequential decrease of 33% from fourth quarter 2015 revenue of $169.7 million, which included a contract termination fee of $22.9 million, and a 38% decrease from revenue of $184.1 million in the first quarter of 2015. International revenue decreased 17% to $109.6 million as compared with $132.0 million in the fourth quarter of 2015 and decreased 30% as compared to revenue of $156.8 million in the first quarter of 2015.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the first quarter of 2016 was $96.6 million, a 14% decrease from fourth quarter 2015 revenue of $111.7 million and a 51% decrease from first quarter 2015 revenue of $196.6 million.

U.S. land revenue decreased 31% sequentially to $19.9 million, Gulf of Mexico revenue decreased 9% sequentially to $45.6 million and international revenue decreased 5% sequentially to $31.1 million. Lower revenues were driven by pricing pressure and lower utilization in the accommodations, bottom hole assemblies and premium drill pipe businesses.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the first quarter of 2016 was $132.5 million, a 14% decrease from fourth quarter 2015 revenue of $153.8 million and a 62% decrease from first quarter 2015 revenue of $351.1 million. The most impactful activity declines in this segment were experienced in well servicing, fluid management and horizontal well fracturing.

Production Services Segment

The Production Services segment revenue in the first quarter of 2016 was $96.7 million, a 29% decrease from fourth quarter 2015 revenue of $135.6 million and a 62% decrease from first quarter 2015 revenue of $251.4 million.

U.S. land revenue decreased 43% sequentially to $27.5 million due to lower levels of activity and the discontinuation of product and service offerings in markets presenting limited opportunity to breakeven on a cash basis. Gulf of Mexico revenue increased 16% sequentially to $16.4 million due to increased slickline and hydraulic workover and snubbing activity. International revenue decreased 28% sequentially to $52.8 million due to lower activity levels across all service lines.

Technical Solutions Segment

The Technical Solutions segment revenue in the first quarter of 2016 was $87.3 million, a 39% decrease from fourth quarter 2015 revenue of $144.1 million, which included a $22.9 million contract termination fee, and a 26% decrease from first quarter 2015 revenue of $118.1 million.

U.S. land revenue decreased 17% sequentially to $10.2 million primarily due lower well control activity. Gulf of Mexico revenue decreased 51% sequentially to $51.4 million due to lower levels of activity. The sequential comparison is also affected by a contract termination fee of $22.9 million that was recorded during the fourth quarter of 2015 and the discontinuation of the product line associated with that contract. International revenue decreased 2% sequentially to $25.7 million.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Friday, April 29, 2016. The call can be accessed from the Company’s website at www.superiorenergy.com, or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through May 13, 2016 and may be accessed by calling 201-612-7415 and using the pass code 13634383#.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our properties; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; and the impact that unfavorable or unusual weather conditions could have on our operations. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three Months Ended March 31, 2016 and 2015

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues	$413,133	$917,235

Cost of services and rentals (exclusive of items shown separately below)	285,339	582,246
Depreciation, depletion, amortization and accretion	136,672	162,220
General and administrative expenses	103,155	150,962

Income (loss) from operations	(112,033)	21,807

Other income (expense):
Interest expense, net	(23,806)	(23,209)
Other income (expense)	7,755	(971)

Loss from continuing operations before income taxes	(128,084)	(2,373)

Income taxes	(43,548)	(878)

Net loss from continuing operations	(84,536)	(1,495)

Loss from discontinued operations, net of income tax	(2,267)	(9,640)

Net loss	$(86,803)	$(11,135)

Loss per share information:
Basic and Diluted
Net loss from continuing operations	$(0.56)	$(0.01)
Loss from discontinued operations	(0.01)	(0.06)

Net loss	$(0.57)	$(0.07)

Weighted average common shares used in computing earnings per share:
Basic and diluted	151,324	149,881

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2016 and December 31, 2015

(in thousands)

	3/31/2016	12/31/2015
ASSETS

Current assets:
Cash and cash equivalents	$559,238	$564,017
Accounts receivable, net	356,842	428,514
Prepaid expenses	49,291	42,298
Inventory and other current assets	154,503	165,062
Assets held for sale	66,713	95,234

Total current assets	1,186,587	1,295,125

Property, plant and equipment, net	2,065,528	2,123,291
Goodwill	1,139,625	1,140,101
Notes receivable	53,325	52,382
Intangible and other long-term assets, net	301,033	303,345

Total assets	$4,746,098	$4,914,244

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$95,912	$114,475
Accrued expenses	275,381	271,246
Income taxes payable	17,856	9,185
Current portion of decommissioning liabilities	22,625	19,052
Current maturities of long-term debt	6,028	29,957
Liabilities held for sale	3,495	4,661

Total current liabilities	421,297	448,576

Deferred income taxes	332,694	383,069
Decommissioning liabilities	97,011	98,890
Long-term debt, net	1,608,575	1,588,263
Other long-term liabilities	179,499	184,634

Total stockholders’ equity	2,107,022	2,210,812

Total liabilities and stockholders’ equity	$4,746,098	$4,914,244

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED MARCH 31, 2016, DECEMBER 31, 2015 AND MARCH 31, 2015

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue
Drilling Products and Services	$96,570	$111,638	$196,636
Onshore Completion and Workover Services	132,472	153,819	351,084
Production Services	96,746	135,621	251,379
Technical Solutions	87,345	144,072	118,136

Total Revenues	$413,133	$545,150	$917,235

	March 31, 2016	December 31, 2015	March 31, 2015
Income (Loss) from Operations
Drilling Products and Services	$(16,295)	$(33,126)	$47,225
Onshore Completion and Workover Services	(70,535)	(88,147)	(1,192)
Production Services	(25,144)	(54,829)	(22,195)
Technical Solutions	(59)	(103,628)	(2,031)

Total Income (Loss) from Operations	$(112,033)	$(279,730)	$21,807

	March 31, 2016	December 31, 2015	March 31, 2015
Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$(14,817)	$(8,107)	$47,225
Onshore Completion and Workover Services	(65,691)	(64,831)	(1,192)
Production Services	(18,033)	(22,034)	(22,195)
Technical Solutions	1,808	27,079	(2,031)

Total Adjusted Income (Loss) from Operations	$(96,733)	$(67,893)	$21,807

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended March 31, 2016 and December 31, 2015. There were no adjustments for the three months ended March 31, 2015.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended March 31, 2016 and December 31, 2015

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2016		December 31, 2015
	Consolidated	Per Share	Consolidated	Per Share

Reported net loss from continuing operations	$(84,536)	$(0.56)	$(214,547)	$(1.43)

Reduction in value of assets and other items, net of tax	10,099	0.07	153,263	1.02

Adjusted net loss from continuing operations	$(74,437)	$(0.49)	$(61,284)	$(0.41)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended March 31, 2016 and December 31, 2015

(in thousands)

(unaudited)

	Three months ended, March 31, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated

Reported loss from operations	$(16,295)	$(70,535)	$(25,144)	$(59)	$(112,033)

Restructuring costs	1,478	4,844	7,111	1,867	15,300

Adjusted loss from operations	$(14,817)	$(65,691)	$(18,033)	$1,808	$(96,733)

	Three months ended, December 31, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated

Reported income (loss) from operations	$(33,126)	$(88,147)	$(54,829)	$(103,628)	$(279,730)

Reduction in value of assets	24,440	2,966	23,308	124,904	175,618
Restructuring costs	579	20,350	9,487	5,803	36,219

Adjusted income (loss) from operations	$(8,107)	$(64,831)	$(22,034)	$27,079	$(67,893)